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                                                                   EXHIBIT 21.01

                       BCP/ESSEX HOLDINGS INC. (DELAWARE)

                         SUBSIDIARIES OF THE REGISTRANT

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
Essex Group, Inc.........................................................  Michigan

Essex Group, Inc.........................................................  Delaware

Essex International, Inc.................................................  Delaware

Essex Wire Corporation...................................................  Michigan

Diamond Wire & Cable Co..................................................  Illinois

US Samica Corporation....................................................  Vermont

Essex Group Export Inc...................................................  U.S. Virgin
                                                                           Islands

Interstate Industries Holdings Inc.......................................  Delaware

Interstate Industries, Inc...............................................  Mississippi

Essex Group Mexico Inc...................................................  Delaware

Essex Group Mexico, S.A. de C.V..........................................  Mexico

SX Mauritius Holding Inc.................................................  Mauritius
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